Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Borg-Warner Automotive, Inc. on Form S-8 of our report dated January 30, 1998 (February 13, 1998 as to the third paragraph of Note 4), incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1997.



/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Chicago, Illinois
May 1, 1998